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                                                                    EXHIBIT 99.3


                                  DETACH HERE

                                     PROXY
                               HOLLY CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS
                              _________ ___, 2003

          This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoint(s) C. LAMAR NORSWORTHY, III, MATTHEW P. CLIFTON and KATHRYN H. WALKER, or any of them, lawful attorneys and proxies of the undersigned with full power of appointment and substitution, for and in the name, place and stead of the undersigned to attend the Special Meeting of Stockholders of Holly Corporation to be held in Suite 200 of the First National Bank Building at 303 West Main, Artesia, New Mexico, on _________ __, 2003 at 9:00 a.m., local time, and any postponements or adjournments thereof, with all powers the undersigned would possess if personally present and to vote the number of shares of common stock, par value $0.01, of Holly Corporation that the undersigned would be entitled to vote if personally present as directed on the reverse side hereof.

                            Your vote is important!
          Please mark, sign, date and return this proxy card promptly using the enclosed envelope.
                If you wish to vote by telephone or by Internet,
please follow the instructions provided on the attached voting instruction card.

---------------                                                  ---------------
 SEE REVERSE                                                       SEE REVERSE
     SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
---------------                                                  ---------------

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[HOLLY CORPORATION LOGO]                                     THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

                              Voter Control Number
                         -----------------------------


                         -----------------------------
                Your vote is important. Please vote immediately.

-------------------------------------        -----------------------------------
   Vote-by-Internet                             Vote-by-Telephone

                   [COMPUTER GRAPHIC]                        [TELEPHONE GRAPHIC]

1. Log on to the Internet and go to           1. Call toll-free
   http://www.eproxyvote.com/hoc                 1-877-PRX-VOTE (1-877-779-8683)
                                        OR
2. Enter your Voter Control Number            2. Enter your Voter Control Number
   listed above and follow the easy              listed above and follow the
   steps outlined on the secured                 easy recorded instructions.
   website.
-------------------------------------        -----------------------------------
  If you vote over the Internet or by telephone, please do not mail your card.


            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
[X] Please mark                                                           |
    votes as in                                                           |
    this example.                                                         |_____

The Board of Directors unanimously recommends a vote "FOR" proposals 1 and 2.

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
                                                                                                              FOR  AGAINST  ABSTAIN
1. Approval and adoption of the Agreement and Plan of Merger, dated as of March 30, 2003, as amended,         [ ]    [ ]      [ ]
   by and among Holly Corporation, Frontier Oil Corporation, a Wyoming corporation, Front Range Himalaya
   Corporation, a Wyoming corporation ("Parent"), Front Range Merger Corporation, a Delaware corporation and wholly owned subsidiary of Parent, and Himalaya Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent.

                                                                                                              FOR  AGAINST  ABSTAIN
2. Approval of any postponements or adjournments of the meeting to another time or place, if necessary,       [ ]    [ ]      [ ]
   for the purpose of soliciting additional proxies.

3. In their discretion, the proxies are authorized to vote upon such other business as may be properly presented at the special meeting or any postponements or adjournments thereof.

                                                                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [ ]

                                                                   This proxy, when properly completed and executed, will be voted as directed or in the absence of specific instruction, the proxies will vote shares "FOR" proposals 1 and 2 and in the discretion of the proxy holders upon such other business as may properly be presented at the special meeting or any adjournments or postponements thereof, including, if submitted to a vote of the stockholders, any postponements or adjournments of the special meeting to another time and place for the purpose of soliciting additional proxies. If this proxy is voted "AGAINST"
                                                                   the proposal, such discretionary authority will not be used to vote this proxy for the postponement or adjournment of the special meeting for the purpose of soliciting additional proxies.

                                                                   Important: Please sign below exactly as name appears hereon.
                                                                   When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full titles as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: __________________________________ Date: _____________ Signature: ___________________________________ Date: _____________
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